Exhibit A

Name	Position	Business Address	Citizenship

EMERY, DANA, MORTON	CEO, PRESIDENT, DIRECTOR OF FIXED INCOME, DIRECTOR, & SHAREHOLDER	555 California Street, 40th Floor San Francisco, CA 94104	USA

LOLL, JOHN, MICHAEL	TREASURER, VP, & SHAREHOLDER	555 California Street, 40th Floor San Francisco, CA 94104	USA

POHL, CHARLES, FREDERICK	CHAIRMAN, CIO, DIRECTOR, & SHAREHOLDER	555 California Street, 40th Floor San Francisco, CA 94104	USA

PRIMAS, KATHERINE, MARIE	CHIEF COMPLIANCE OFFICER, VP, & SHAREHOLDER	555 California Street, 40th Floor San Francisco, CA 94104	USA

KAMEDA, ROBERTA, RUMIE WAIYEE	GENERAL COUNSEL, VP, SECRETARY, & SHAREHOLDER	555 California Street, 40th Floor San Francisco, CA 94104	USA

DUGAN, THOMAS, SULLIVAN	DIRECTOR, SVP, ASSOCIATE DIRECTOR OF FIXED INCOME, & SHAREHOLDER	555 California Street, 40th Floor San Francisco, CA 94104	USA

HOEFT, DAVID, CLINTON	DIRECTOR, SVP, ASSOCIATE DIRECTOR OF RESEARCH, & SHAREHOLDER	555 California Street, 40th Floor San Francisco, CA 94104	USA

STRANDBERG, DIANA, SHAMES	DIRECTOR, SVP, DIRECTOR OF INTERNATIONAL EQUITY, & SHAREHOLDER	555 California Street, 40th Floor San Francisco, CA 94104	USA

KUO, ROGER, GEORGE	DIRECTOR, SVP, & SHAREHOLDER	555 California Street, 40th Floor San Francisco, CA 94104	USA

STRICKLAND, WILLIAM, WILTON	CHIEF OPERATING OFFICER, VP	555 California Street, 40th Floor San Francisco, CA 94104	USA